UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 4, 2008

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01. Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 766,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On September 4, 2008, OG&E, an Oklahoma corporation, entered into an Underwriting Agreement and filed on September 4, 2008 with the Securities and Exchange Commission a preliminary prospectus supplement relating to $250,000,000 in aggregate principal amount of its 6.350% Senior Notes, Series due September 1, 2018 (the “Senior Notes”). The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to OG&E’s shelf registration on Form S-3 (File No. 333-151465).

The Underwriting Agreement dated September 4, 2008 among OG&E, UBS Securities LLC and Wachovia Capital Markets, LLC relating to the sale of the Senior Notes is filed as Exhibit 1.01 and incorporated herein by reference.

Supplemental Indenture No. 9 dated as of September 1, 2008 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes is filed as Exhibit 4.01 and incorporated herein by reference.

Item  9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.01

Underwriting Agreement, dated September 4, 2008 between OG&E, UBS Securities LLC and Wachovia Capital Markets, LLC relating to $250,000,000 in aggregate principal amount of OG&E’s 6.350% Senior Notes, Series due September 1, 2018 (the “Senior Notes”). (Filed as Exhibit 1.01 to OG&E’s Form 8-K filed September 9, 2008 (File No. 1-1097) and incorporated by reference herein).

4.01

Supplemental Indenture No. 9 dated as of September 1, 2008 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes. (Filed as Exhibit 4.01 to OG&E’s  Form 8-K filed September 9, 2008 (File No. 1-1097) and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

September 9, 2008